As filed with the Securities and Exchange Commission on April 29, 1994

                                 Registration Statement No. 33-____________

      ======================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549
                           ________________

                                 FORM S-8
                           REGISTRATION STATEMENT
                                 UNDER
                         THE SECURITIES ACT OF 1933
                           ________________

                           ROGERS CORPORATION
           (Exact name of registrant as specified in its charter)

      MASSACHUSETTS                              06-0513860
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)


                          One Technology Drive,
                        Rogers, Connecticut 06263
                   (Address of Principal Executive Offices)

                           ROGERS CORPORATION
                      1994 STOCK COMPENSATION PLAN
                         (Full title of the plan)
                            _______________

                      Robert M. Soffer, Treasurer
                           Rogers Corporation
                          One Technology Drive,
                        Rogers, Connecticut 06263
                            (203) 774-9605
                    (Name, address and telephone number,
                 including area code, of agent for service)
                            _______________

                               copy to:

                           John J. Cleary, P.C.
                          Goodwin, Procter & Hoar
                             Exchange Place
                            Boston, MA 02109
                             (617) 570-1199

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                       Calculation of Registration Fee

           ________________________________________________________

                                Proposed       Proposed
                                Maximum        Maximum
  Title of                      Offering       Aggregate    Amount of
Securities to    Amount to be   Price          Offering     Registra-
be Registered    Registered(1)  Per Share(2)   Price(2)     tion Fee
_____________    _____________  ____________   _________    _________

Capital Stock,
$1.00 par value    250,000       $32.25        $8,062,500    $2,781

______________________________________________________________________________


(1) This registration statement also relates to such indeterminate number of additional shares of Capital Stock of Rogers Corporation (the "Company") as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company's Capital Stock on April 26, 1994.

                                   2

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                               PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents are incorporated herein by reference:

    (a) The Company's latest Annual Report on Form 10-K, including consolidated financial statements, together with the report of independent auditors thereon, with respect to the Company's fiscal year ended January 2, 1994, filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 2, 1994 and prior to the termination of the offering of the securities covered by this registration statement.

    (c) All reports, proxy statements and other communications distributed to the Company's security holders since January 2, 1994 and prior to the termination of the offering of the securities covered by this registration statement.

    (d) The description of the Company's Capital Stock contained in the Company's Registration Statement on Form 10 filed pursuant to Section 13 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a) and (c), Section 14 and
Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The legality of the shares of Capital Stock of the Company offered hereby has been passed upon for the Company by Goodwin, Procter & Hoar, Exchange
Place, Boston, MA   02109.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 67 of the Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees or other agents may be provided by a corporation. Section 13(b)(1-1/2) of the Massachusetts Business Corporation Law provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability for a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                        3

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    Article V, Section 8 of the Company's By-laws provides that the Company shall indemnify each director, officer and employee and each former director, officer and employee against any cost, expenses (including attorneys' fees), judgments, fines, penalties and/or liabilities (including certain amounts paid in settlement) reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or other proceeding in which he may be involved or with which he may be threatened (i) by reason of his being or having been such director, officer or employee of the Company or of any other corporation in which he served as such at the request of the Company, or (ii) by reason of his serving or having served in any capacity with respect to certain employee benefit plans established or maintained by the Company or a subsidiary thereof. In addition, Article 6 of the Company's Restated Articles of Organization provides that, to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    The Exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.


ITEM 9.  UNDERTAKINGS.

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to
             the Rogers Corporation 1994 Stock Compensation Plan (the "Plan") not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                                            4

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             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                               EXPERTS

The consolidated financial statements of Rogers Corporation incorporated by reference in Rogers Corporation's Annual Report (Form 10-K) for the fiscal year ended January 2, 1994, have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon incorporated by reference/included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                   5

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                                                          Exhibit 25.1


                          SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut on this 28th day of April, 1994.

                               ROGERS CORPORATION


                               By: /s/ Harry H. Birkenruth
                                  __________________________________
                                  Harry H. Birkenruth
                                  President and Chief Executive Officer




                          POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Harry
H. Birkenruth and Robert M. Soffer, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature               Capacity                 Date
        _________               _________                ____

 /s/ Harry H. Birkenruth     President,             April 28, 1994
_________________________    Chief Executive
Harry H. Birkenruth          Officer, Director



 /s/ Donald F. O'Leary       Assistant Controller   April 28, 1994
__________________________   (Principal Financial
Donald F. O'Leary            and Accounting Officer)

 Signature                      Capacity                 Date
___________                    _________                 ____



/s/ Leonid V. Azaroff        Director               April 28, 1994
___________________________
Leonid V. Azaroff



/s/ Leonard M. Baker         Director               April 28, 1994
___________________________
Leonard M. Baker



/s/ Wallace Barnes           Director               April 28, 1994
___________________________
Wallace Barnes


/s/ Mildred S. Dresselhaus   Director               April 28, 1994
___________________________
Mildred S. Dresselhaus



/s/ Donald J. Harper         Director               April 28, 1994
___________________________
Donald J. Harper



/s/ Gregory B. Howey         Director               April 28, 1994
___________________________
Gregory B. Howey



/s/ Leonard R. Jaskol        Director               April 28, 1994
___________________________
Leonard R. Jaskol



/s/ William E. Mitchell      Director               April 28, 1994
___________________________
William E. Mitchell


                                     7

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                             EXHIBIT INDEX



Exhibit No.                     Description
____________                   _____________

   5.1          Opinion of Goodwin, Procter & Hoar as
                to the legality of the securities
                being registered

  24.1          Consent of Counsel (included in
                Exhibit 5.1 hereto)

  24.2          Consent of Ernst & Young, Independent
                Auditors

  25.1          Power of Attorney (included in
                the Registration Statement)


                                       8

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                                                         Exhibit 5.1



                     [LETTERHEAD OF GOODWIN, PROCTER & HOAR]




                                       April 29, 1994


Rogers Corporation
One Technology Drive
Rogers, CT   06263

Re: Rogers Corporation 1994 Stock Compensation Plan

Ladies and Gentlemen:

This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 250,000 shares (the "Shares") of capital stock, par value $1.00 per share (the "Capital Stock"), of Rogers Corporation (the "Company") which may be issued pursuant to the Rogers Corporation 1994 Stock Compensation Plan (the "Plan").

We have acted as counsel to the Company in connection with the registration of Shares under the Act. We have examined the Plan; the Articles of Organization and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Capital Stock.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.

                          Very truly yours,

                          GOODWIN, PROCTER & HOAR


                                   9

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                                                          Exhibit 24.2



                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Rogers Corporation 1994 Stock Compensation Plan and to the incorporation by reference therein of our reports dated February 9, 1994, with respect to the consolidated financial statements, and March 25, 1994 with respect to the related financial statement schedules, incorporated by reference and included in its Annual Report (Form 10-K), respectively, for the fiscal year ended January 2, 1994, filed with the Securities and Exchange Commission.



                                                          ERNST & YOUNG


Providence, Rhode Island
April 25, 1994




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